Results of Shareholder Meeting (Unaudited)

At the special meeting of shareholders of MFS Union Standard Equity Fund, which was held on November 1, 2001, the following actions were taken:

Item 1. Trustees of the trust were elected as follows:
                                              Number of Shares
Nominee                                  For           Withhold Authority

Jeffrey L. Shames                    3,270,169.764           5,108.390
John W. Ballen                       3,270,169.764           5,108.390
Lawrence H. Cohn, M.D.               3,266,777.881           8,500.273
J. David Gibbons                     3,266,994.773           8,283.381
William R. Gutow                     3,266,994.773           8,283.381
J. Atwood Ives                       3,266,994.773           8,283.381
Abby M. O'Neill                      3,266,994.773           8,283.381
Lawrence T. Perera                   3,266,777.881           8,500.273
William J. Poorvu                    3,266,994.773           8,283.381
Arnold D. Scott                      3,266,994.773           8,283.381
J. Dale Sherratt                     3,266,994.773           8,283.381
Elaine R. Smith                      3,266,777.881           8,500.273
Ward Smith                           3,266,994.773           8,283.381

Item 2. The authorization of the Trustees to adopt an Amended and Restated Declaration of Trust.

                                    Number of Shares

Affirmative                         3,015,752.547
Against                                 1,068.489
Abstain                                 8,704.118
Broker Non-votes                      249,753.000

Item 3. The amendment or removal of certain fundamental investment policies.

                                    Number of Shares

Affirmative                         3,015,902.106
Against                                 1,068.489
Abstain                                 8,554.559
Broker Non-votes                      249,753.000

Item 4. The approval of a new investment advisory agreement with Massachusetts Financial Services Company.

                                    Number of Shares

Affirmative                         3,266,612.121
Against                                   371.656
Abstain                                 8,294.377

Item 5. The ratification of the election of Deloitte & Touche LLP as the independent public accountants to be employed by the trust for the fiscal year ending September 30, 2002.

                                    Number of Shares

Affirmative                         3,266,647.568
Against                                   371.656
Abstain                                 8,258.930